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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report dated February 11, 2000 (except for matters discussed in Note 10 to the financial statements, as to which the date is May 1, 2000, and
Note 5(a) as to which the date is July 2000) and to all references to our Firm included in or made a part of this Form S-8 Registration Statement.


                                                     /s/ Arthur Andersen LLP


Boston, Massachusetts
July 11, 2000